UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM	8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934
_______________________

Date of Report (Date of earliest event reported):

April 15, 2026

McCormick & Co Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-14920	52-0408290
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

24 Schilling Road	Suite 1
Hunt Valley	Maryland	21031
	(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	410	771-7301

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b).
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MKC-V	New York Stock Exchange
Common Stock Non-Voting	MKC	New York Stock Exchange
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2026, McCormick & Company, Incorporated (the “Company”), announced that Andrew Foust, President Americas, has been appointed to the role of Chief Integration Officer to lead the integration related to the Company’s recently announced combination with the foods business of Unilever PLC (the “Transaction”). Mr. Foust will continue as an Executive Officer of the Company and will remain a member of the Company’s Management Committee. The Company currently contemplates that Mr. Foust will return to his role as President Americas following completion of integration activities for the Transaction.

The Company also announced that Patrick Davis has been appointed as Interim President Americas, to serve while Mr. Foust leads integration activities for the Transaction. Since 2024, Mr. Davis has served as President, North America Consumer Products, where he led the advancement of the Company’s commercial strategy to strengthen volume performance. He brings extensive leadership experience across global consumer packaged goods organizations, with a proven track record of driving innovation, leading digital transformation, and delivering sustainable, profitable growth.

These actions demonstrate the Company’s commitment to dedicating leadership to strategically planning and executing the integration, leveraging leaders that have supported the Company’s previous successful business integrations, while prioritizing performance and continuity in the base business with the deep talent built through long-standing organization and succession planning.

No Offer or Solicitation

This document is for informational purposes only and is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Important Information and Where to Find It

This document relates to a proposed transaction among McCormick, Unilever and Unilever Foods. The parties intend to file relevant materials with the SEC, including, among other filings, a registration statement on Form S-4 to be filed by McCormick with the SEC, which will include a document that serves as a proxy statement/prospectus of McCormick in connection with the anticipated separation of Unilever Foods from Unilever and combination with McCormick, and a registration statement on Form 10 to be filed by Unilever Foods entity that serve as an information statement/prospectus in connection with the spin-off of Unilever Foods from Unilever. Each party will also file other documents regarding the proposed transaction with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENTS, INFORMATION STATEMENTS, PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the registration statement, proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by McCormick, Unilever Foods or Unilever through the website maintained by the SEC at www.sec.gov.

The documents filed by McCormick with the SEC also may be obtained free of charge at McCormick’s website at https://ir.mccormick.com/ or upon written request to McCormick & Company, Incorporated, 24 Schilling Road, Suite 1, Hunt Valley, Maryland 21031, Attention: Investor Relations Department. The documents filed by Unilever Foods or Unilever with the SEC also may be obtained free of charge at upon written request to Unilever, Investor Relations Department, 100 Victoria Embankment, London EC4Y 0DY, United Kingdom.

Participants in Solicitation

McCormick and Unilever and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from McCormick’s shareholders in connection with the proposed transaction. Information about McCormick’s directors and executive officers and their ownership of McCormick’s common stock is set forth in McCormick’s proxy statement for its 2025 Annual Meeting of Shareholders on Schedule 14A filed with the SEC on February 18, 2026. To the extent that holdings of McCormick’s securities have changed since the amounts printed in McCormick’s proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the direct and indirect interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available. Information about the directors and executive officers of Unilever is set forth in its Annual Report on Form 20-F for the year ended December 31, 2025, which was filed with the SEC on March 12, 2026. You may obtain free copies of these documents as described in the preceding paragraph.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McCORMICK & COMPANY, INCORPORATED

April 17, 2026	By:	/s/ Jeffery D. Schwartz
Jeffery D. Schwartz
Vice President, General Counsel & Secretary